Exhibit 99.1
FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES
RESULTS FOR FOURTH QUARTER AND FULL YEAR 2020

~ Strategic Acquisitions in 2020 Further Position the Company
for Continued Long-Term Success ~

Houston, Texas (Thursday, March 4, 2021) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”) today announced operational and financial results for the three months and year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights

•Generated net earnings of $5.8 million, or $1.37 per diluted common share, on revenues of $249.8 million for the fourth quarter of 2020, compared to $2.7 million, or $0.63 per diluted common share, on revenues of $431.3 million for the fourth quarter of 2019.

•Grew net cash provided by operating activities to $6.1 million for the fourth quarter of 2020 from $3.8 million for the fourth quarter of 2019. The increase was primarily driven by changes in working capital and higher cash-based earnings in the 2020 period.

•Reported adjusted net earnings of $2.8 million, or $0.65 per diluted common share, for the fourth quarter of 2020, compared to $0.9 million, or $0.22 per diluted common share, for the fourth quarter of 2019.

•Increased adjusted cash flow by 12% to $6.1 million for the fourth quarter of 2020 from $5.5 million for the fourth quarter of 2019.

Full Year 2020 Financial Highlights

•Generated net earnings of $1.0 million, or $0.23 per diluted common share, on revenues of $1.02 billion for the full year 2020, compared to $8.2 million, or $1.94 per diluted common share, on revenues of $1.81 billion for the full year 2019.

•Reported net cash used in operating activities of $44.0 million for the full year 2020, compared to net cash provided by operating activities of $46.9 million for the full year 2019. The decrease was primarily driven by changes in working capital due to the volatility in the market price of crude oil during 2020 substantially due to the COVID-19 pandemic.

•Posted adjusted net earnings of $12.2 million, or $2.87 per diluted common share, for the full year 2020, compared to $4.1 million, or $0.96 per diluted common share, for the full year 2019.

•Grew adjusted cash flow by 24% to $27.2 million for the full year 2020 from $21.9 million for the full year 2019.

Adjusted net earnings, adjusted earnings per diluted common share and adjusted cash flow are non-generally accepted accounting principle (“non-GAAP”) financial measures that are defined and reconciled in the financial tables below.

Additional Key Highlights

•Marketed 86,577 barrels per day (“bpd”) of crude oil during the fourth quarter of 2020 through GulfMark Energy, Inc. (“GulfMark”), Adams’ crude oil marketing subsidiary, compared to 108,627 bpd during the fourth quarter of 2019 and 90,896 bpd for the third quarter of 2020. For the full year 2020, GulfMark marketed 91,957 bpd of crude oil versus 107,383 bpd for the full year 2019.

•Traveled 7.48 million miles during the fourth quarter of 2020 through Service Transport Company (“Service Transport”), Adams’ liquid chemicals, pressurized gases, asphalt and dry bulk transportation subsidiary, compared to 4.67 million miles during the fourth quarter of 2019 and 7.63 million miles during the third quarter of 2020. For the full year 2020, Service Transport traveled 24.2 million miles versus 20.5 million miles for the full year 2019.

•Benefited during the second half of 2020 from the completion of two strategic acquisitions: (i) the purchase of assets from CTL Transportation at the end of the second quarter, which increased Service Transport’s collective fleet of tractors and trailers by more than 50% and expanded the Company’s footprint of operations into important markets in Florida, Georgia, Illinois, Missouri and Ohio, and (ii) the fourth quarter purchase of Victoria Express Pipeline and related terminal facilities, which materially expanded the Company’s ability to more effectively serve the needs of its customers located in key markets on the Gulf Coast of Texas.

•Paid dividends totaling $0.96 per common share in 2020. The Company has consistently paid a dividend since 1994.

•Remained solidly positioned with 421,759 barrels of crude oil inventory at December 31, 2020 compared to 426,397 barrels at December 31, 2019.

•Entered 2021 with a strong balance sheet and financial flexibility, including cash and cash equivalents of $39.3 million at December 31, 2020.

•Ended 2020 with a combined owned or leased fleet across GulfMark and Service Transport of 566 tractors and 1,103 trailers. Through its continued targeted efforts to maintain a modernized fleet, Adams’ average life of its tractor fleet was 2.7 years at December 31, 2020 compared to 2.4 years at December 31, 2019.

Kevin J. Roycraft, Adams’ Chief Executive Officer, commented, “Given the challenges faced during 2020 due to the COVID-19 pandemic, we were pleased to report solid full year and fourth quarter results. Improving year over year adjusted cash flow and adjusted net earnings by 24% and 199%, respectively, is an amazing accomplishment by this team considering the economic backdrop. Contributing to our performance for the fourth quarter was improved economic conditions and the acquisition of two complementary businesses during 2020 that materially expanded our operating footprint and placed us in a stronger position for continued growth. I want to thank all of our employees once again for their tireless efforts as we safely serve our customers. We look forward to operating in an improved macro-environment during 2021.”

Capital Investments and Dividends

During the fourth quarter of 2020, the Company spent capital of $1.4 million for various equipment. In addition, Adams paid dividends of $1.0 million ($0.24 per common share).

For the full year 2020, Adams spent capital of $5.0 million for the purchase of 17 tractors and other various equipment. In addition, on June 26, 2020, and October 22, 2020, the Company completed the acquisitions of assets from CTL Transportation, which added 163 tractors and 328 trailers to Service Transport’s fleet, and EnLink Midstream Operating, L.P., which created a new pipeline and storage business segment for the Company, for an aggregate purchase price of $30.2 million.

As previously announced on February 19, 2021, the Company’s Board of Directors declared a quarterly cash dividend for the fourth quarter of 2020 in the amount of $0.24 per common share, payable on March 19, 2021 to shareholders of record as of March 5, 2021.

Outlook

Mr. Roycraft concluded, “Our focus for 2021 is to continue to prudently expand our core businesses, drive further operating efficiencies and further enhance the quality of our assets. The purchases of assets from CTL and the Victoria Express Pipeline and related terminal facilities were key milestones for Adams, and we plan to leverage our expanded footprint as we capitalize on multiple initiatives to grow our customer base and service offerings. Consistent with these recent transactions, we also look forward to identifying and executing on new growth opportunities that are adjacent and complementary to our existing operations.”

“Supporting our strategic efforts to expand the business will be our continued focus on ensuring we maintain a healthy balance sheet and strong financial position. This has served us well in the past and will help drive our future success as we provide our customers unsurpassed service and reliability, and deliver long-term value for our shareholders.”

Use of Non-GAAP Financial Measures

This press release and accompanying schedules includes the non-GAAP financial measures of adjusted cash flow, adjusted net earnings and adjusted earnings per common share. The accompanying schedules provide definitions of these non-GAAP financial measures and reconciliations to their most directly comparable financial measures calculated and presented in accordance with GAAP. Company management believes these measures are useful indicators of the financial performance of our business and uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against peer companies. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flow provided by operating activities, earnings per share or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we do. The non-GAAP financial measures are defined and reconciled in the financial tables below.

About Adams Resources & Energy, Inc.

Adams Resources & Energy, Inc. is engaged in the business of crude oil marketing, transportation, terminalling and storage and tank truck transportation of liquid chemicals, pressurized gases, asphalt and dry bulk through its subsidiaries, GulfMark Energy, Inc., Service Transport Company, Victoria Express Pipeline, LLC and GulfMark Terminals, LLC. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, and any other risk factors included in Adams’ reports filed with the Securities and Exchange Commission. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Marketing	$227,880	$416,646	$950,426	$1,748,056
Transportation	21,603	14,693	71,724	63,191
Pipeline and storage	272	—	272	—
Total revenues	249,755	431,339	1,022,422	1,811,247

Costs and expenses:
Marketing	218,233	409,394	940,031	1,723,216
Transportation	17,710	12,490	58,888	53,392
Pipeline and storage	393	—	393	—
General and administrative	3,254	2,193	10,284	10,198
Depreciation and amortization	4,963	4,375	18,573	16,641
Total costs and expenses	244,553	428,452	1,028,169	1,803,447

Operating earnings (losses)	5,202	2,887	(5,747)	7,800

Other income (expense):
Gain on dissolution of investment	—	—	—	573
Interest income	42	621	656	2,766
Interest expense	(156)	(212)	(444)	(636)
Total other income (expense), net	(114)	409	212	2,703

Earnings (losses) before income taxes	5,088	3,296	(5,535)	10,503

Income tax benefit (provision)	758	(643)	6,530	(2,296)

Net earnings	$5,846	$2,653	$995	$8,207

Earnings per share:
Basic net earnings per common share	$1.38	$0.63	$0.23	$1.94
Diluted net earnings per common share	$1.37	$0.63	$0.23	$1.94

Dividends per common share	$0.24	$0.24	$0.96	$0.94

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$39,293	$112,994
Restricted cash	12,772	9,261
Accounts receivable, net of allowance for doubtful accounts	99,799	94,534
Inventory	19,336	26,407
Derivative assets	61	—
Income tax receivable	13,288	2,569
Prepayments and other current assets	2,964	1,559
Total current assets	187,513	247,324

Property and equipment, net	94,134	69,046
Operating lease right-of-use assets, net	8,051	9,576
Intangible assets, net	4,106	1,597
Other assets	2,383	3,299
Total assets	$296,187	$330,842

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,991	$147,851
Accounts payable – related party	—	5
Derivative liabilities	52	—
Current portion of finance lease obligations	4,112	2,167
Current portion of operating lease liabilities	2,050	2,252
Other current liabilities	22,343	7,302
Total current liabilities	114,548	159,577
Other long-term liabilities:
Asset retirement obligations	2,308	1,573
Finance lease obligations	11,507	4,376
Operating lease liabilities	6,000	7,323
Deferred taxes and other liabilities	12,732	6,352
Total liabilities	147,095	179,201

Commitments and contingencies

Shareholders’ equity	149,092	151,641
Total liabilities and shareholders’ equity	$296,187	$330,842

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31,
	2020	2019
Operating activities:
Net earnings	$995	$8,207
Adjustments to reconcile net earnings to net cash
(used in) provided by operating activities:
Depreciation and amortization	18,573	16,641
Gains on sales of property	(1,859)	(1,400)
Provision for doubtful accounts	(27)	(12)
Stock-based compensation expense	643	478
Deferred income taxes	6,389	2,085
Net change in fair value contracts	(9)	23
Gain on dissolution of AREC	—	(573)
Changes in assets and liabilities:
Accounts receivable	(5,162)	(8,373)
Accounts receivable/payable, affiliates	(5)	(24)
Inventories	4,751	(3,628)
Income tax receivable	(10,719)	(165)
Prepayments and other current assets	(1,401)	(2)
Accounts payable	(61,116)	31,795
Accrued liabilities	5,052	1,154
Other	(104)	693
Net cash (used in) provided by operating activities	(43,999)	46,899

Investing activities:
Property and equipment additions	(5,008)	(35,743)
Acquisitions	(20,200)	(5,624)
Proceeds from property sales	4,515	3,680
Proceeds from dissolution of AREC	—	998
Insurance and state collateral (deposits) refunds	1,030	652
Net cash used in investing activities	(19,663)	(36,037)

Financing activities:
Principal repayments of finance lease obligations	(2,336)	(1,697)
Payment of contingent consideration liability	(111)	—
Dividends paid on common stock	(4,081)	(3,976)
Net cash used in financing activities	(6,528)	(5,673)

(Decrease) Increase in cash and cash equivalents, including restricted cash	(70,190)	5,189
Cash and cash equivalents, including restricted cash, at beginning of period	122,255	117,066
Cash and cash equivalents, including restricted cash, at end of period	$52,065	$122,255

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Reconciliation of Adjusted Cash Flow to
Net Earnings:
Net earnings	$5,846	$2,653	$995	$8,207
Add (subtract):
Income tax (benefit) provision	(758)	643	(6,530)	2,296
Depreciation and amortization	4,963	4,375	18,573	16,641
Gains on sales of property	(874)	(14)	(1,859)	(1,400)
Gain on dissolution of AREC	—	—	—	(573)
Stock-based compensation expense	190	126	643	478
Inventory liquidation gains	(3,229)	(2,290)	—	(3,749)
Inventory valuation losses	—	—	14,967	—
Costs of voluntary early retirement program	—	—	431	—
Net change in fair value contracts	(6)	3	(9)	23
Adjusted cash flow	$6,132	$5,496	$27,211	$21,923

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Adjusted net earnings and earnings
per common share (Non-GAAP):
Net earnings	$5,846	$2,653	$995	$8,207
Add (subtract):
Gain on dissolution of AREC	—	—	—	(573)
Gains on sales of property	(874)	(14)	(1,859)	(1,400)
Stock-based compensation expense	190	126	643	478
Net change in fair value contracts	(6)	3	(9)	23
Inventory liquidation gains	(3,229)	(2,290)	—	(3,749)
Inventory valuation losses	—	—	14,967	—
Costs of voluntary early retirement program	—	—	431	—
Tax effect of adjustments to (losses) earnings	823	457	(2,976)	1,096
Adjusted net earnings	$2,750	$935	$12,192	$4,082

Adjusted earnings per common share	$0.65	$0.22	$2.87	$0.96

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Reconciliation of Adjusted Cash Flow to Net Cash
Provided by (Used in) Operating Activities:
Net cash provided by (used in) operating activities	$6,091	$3,757	$(43,999)	$46,899
Add (subtract):
Income tax (benefit) provision	(758)	643	(6,530)	2,296
Deferred income taxes	(7,892)	(592)	(6,389)	(2,085)
Provision for doubtful accounts	—	(24)	27	12
Inventory liquidation gains	(3,229)	(2,290)	—	(3,749)
Inventory valuation losses	—	—	14,967	—
Costs of voluntary early retirement program	—	—	431	—
Changes in assets and liabilities	11,920	4,002	68,704	(21,450)
Adjusted cash flow	$6,132	$5,496	$27,211	$21,923

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